Exhibit 99.1

Porter Bancorp, Inc. Announces Fourth Quarter and 2012 Results

LOUISVILLE, Ky.--(BUSINESS WIRE)--January 30, 2013--Porter Bancorp, Inc. (NASDAQ: PBIB), parent company of PBI Bank, with 18 full-service banking offices in Kentucky, today reported unaudited results for the fourth quarter and year ended December 31, 2012.

The Company reported net loss to common shareholders of $7.0 million, or ($0.59) per diluted share, for the fourth quarter of 2012 compared with net loss to common shareholders of $54.5 million, or ($4.64) per diluted share, for the fourth quarter of 2011. Net loss to common shareholders for the year ended December 31, 2012, was $33.4 million, or ($2.85) per diluted common share, compared with net loss to common shareholders of $105.2 million, or ($8.98) per diluted share, for the year ended December 31, 2011. The loss for the year ended December 31, 2011, includes a non-recurring 100% goodwill impairment charge of $23.8 million recorded in the second quarter of 2011, and the establishment of a 100% deferred tax valuation allowance of $31.7 million in the fourth quarter of 2011.

Financial performance continues to be negatively impacted by the Bank’s high level of nonperforming loans and other real estate owned. Non-performing loans increased to $94.6 million, or 10.52% of total loans, at December 31, 2012, compared with $90.1 million, or 9.47% of total loans, at September 30, 2012. Non-performing assets decreased on a dollar basis and increased on a percentage basis to $138.3 million, or 11.9% of total assets, compared with $139.0 million, or 10.8% of total assets, at September 30, 2012.

Foreclosed properties at December 31, 2012, decreased to $43.7 million compared with $48.8 million at September 30, 2012, and increased compared with $41.4 million at December 31, 2011. During the fourth quarter of 2012, the Company acquired $2.0 million of OREO, sold $5.1 million of OREO, and recorded OREO fair value write-downs totaling $2.1 million to reflect new appraisals or marketing prices during the fourth quarter of 2012.

Provision for loan losses totaled $7.0 million for the fourth quarter of 2012 and declined from $25.5 million in the third quarter of 2012, and $35.8 million in the fourth quarter of 2011. Provision for loan losses totaled $40.3 million for the year ended December 31, 2012, compared to $62.6 million for the year ended December 31, 2011.

Net loan charge-offs totaled $4.3 million for the fourth quarter of 2012 and was down from $23.1 million in the third quarter of 2012, and $22.7 million in the fourth quarter of 2011. Net loan charge-offs totaled $36.1 million for the year ended December 31, 2012, compared with $44.3 million for the year ended December 31, 2011.

Net interest income was lower in the three and twelve months ended December 31, 2012, compared with the same periods in 2011, as average earning assets, primarily loans, declined $253.1 million and net interest margin declined 9 basis points between the twelve months ended December 31, 2012, and the twelve months ended December 31, 2011.

At December 31, 2012, PBI Bank’s Tier 1 leverage ratio was 5.37% and its Total risk-based capital ratio was 9.82%, which are below the minimums of 9.0% and 12.0% required by the Bank’s Consent Order with its primary regulators. At December 31, 2012, Porter Bancorp’s Tier 1 leverage ratio was 4.50%, compared with 5.00% at September 30, 2012, and 6.53% at December 31, 2011, and its Total risk-based capital ratio was 9.81% compared with 10.01% at September 30, 2012, and 11.22% at December 31, 2011.

Management and the Board of Directors are evaluating appropriate strategies for increasing the Company’s capital in order to meet the capital requirements of our Consent Order. These include, among other things, a possible public offering or private placement of common stock to new and existing shareholders. We have engaged Sandler O’Neill & Partners, LP to act as our financial advisor and to assist our Board in this evaluation.

Asset quality remediation, capital restoration, and lowering the risk profile of the Company will be major objectives during 2013. Under the direction of John T. Taylor, President and CEO of PBI Bank, our leadership team remains focused on serving the bank’s customers and communities throughout Central Kentucky.

PBIB-G PBIB-F

Forward-Looking Statements

Statements in this press release relating to Porter Bancorp’s plans, objectives, expectations or future performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “may,” “should,” “anticipate,” “estimate,” “expect,” “intend,” “objective,” “seek,” “plan,” “strive” or similar words, or negatives of these words, identify forward-looking statements. These forward-looking statements are based on management’s current expectations. Porter Bancorp’s actual results in future periods may differ materially from those currently expected due to various risks and uncertainties, including those discussed under “Risk Factors” in the Company’s Form 10-K and subsequent periodic reports filed with the Securities and Exchange Commission. The forward-looking statements in this press release are made as of the date of the release and Porter Bancorp does not assume any responsibility to update these statements.

Additional Information

Unaudited supplemental financial information for the fourth quarter and year ending December 31, 2012 follows.

PORTER BANCORP, INC.
Unaudited Financial Information
(in thousands, except share and per share data)

	Three	Three	Three	Twelve	Twelve
	Months	Months	Months	Months	Months
	Ended	Ended	Ended	Ended	Ended
	12/31/12	9/30/12	12/31/11	12/31/12	12/31/11
Income Statement Data
Interest income	$13,175	$13,987	$16,637	$57,729	$73,554
Interest expense	3,601	3,855	4,986	15,774	22,039
Net interest income	9,574	10,132	11,651	41,955	51,515
Provision for loan losses	7,000	25,500	35,800	40,250	62,600
Net interest income after provision	2,574	(15,368)	(24,149)	1,705	(11,085)

Service charges on deposit accounts	566	563	630	2,239	2,609
Income from fiduciary activities	374	261	255	1,177	993
Bank card interchange fees	174	180	168	727	668
Other real estate owned rental income	178	180	53	420	200
Gains on sales of loans originated for sale	78	138	49	338	713
Gains on sales of securities, net	(294)	—	—	3,236	1,108
Other than temporary impairment on securities	—	—	(41)	—	(41)
Other	330	399	367	1,453	1,583
Non-interest income	1,406	1,721	1,481	9,590	7,833

Salaries & employee benefits	4,090	4,264	3,134	16,648	15,218
Occupancy and equipment	816	971	819	3,642	3,729
Goodwill impairment	—	—	—	—	23,794
Other real estate owned expense	2,883	5,204	7,020	10,549	47,525
FDIC insurance	571	559	830	2,835	3,470
Loan collection expense	704	792	520	2,442	2,509
Franchise tax	494	496	482	2,174	2,228
Professional fees	286	776	429	1,985	1,392
Communications expense	187	175	169	710	678
Borrowing prepayment fees	—	—	486	—	486
Postage and delivery	115	108	117	454	485
Advertising	49	44	32	154	314
Other	638	761	658	2,699	2,445
Non-interest expense	10,833	14,150	14,696	44,292	104,273

(Loss) before income taxes	(6,853)	(27,797)	(37,364)	(32,997)	(107,525)
Income tax expense (benefit)	—	(65)	18,591	(65)	(218)
Net (loss)	(6,853)	(27,732)	(55,955)	(32,932)	(107,307)
Less:
Dividends on preferred stock	(438)	(437)	(438)	(1,750)	(1,750)
Accretion on preferred stock	(45)	(44)	(44)	(179)	(177)
Loss allocated to participating securities	343	1,264	1,980	1,429	4,080
Net (loss) to common shareholders	$(6,993)	$(26,949)	$(54,457)	$(33,432)	$(105,154)

Weighted average shares – Basic	11,762,330	11,751,818	11,724,456	11,746,719	11,715,461
Weighted average shares – Diluted	11,762,330	11,751,818	11,724,456	11,746,719	11,715,461

Basic (loss) per common share	$(0.59)	$(2.29)	$(4.64)	$(2.85)	$(8.98)
Diluted (loss) per common share	$(0.59)	$(2.29)	$(4.64)	$(2.85)	$(8.98)
Cash dividends declared per common share	$0.00	$0.00	$0.00	$0.00	$0.02

PORTER BANCORP, INC.
Unaudited Financial Information
(in thousands, except share and per share data)

	Three	Three	Three	Twelve	Twelve
	Months	Months	Months	Months	Months
	Ended	Ended	Ended	Ended	Ended
	12/31/12	9/30/12	12/31/11	12/31/12	12/31/11
Average Balance Sheet Data
Assets	$1,264,867	$1,326,457	$1,569,669	$1,341,565	$1,659,959
Loans	928,974	1,008,053	1,189,123	1,033,320	1,243,474
Earning assets	1,207,711	1,261,864	1,463,093	1,281,735	1,534,875
Deposits	1,162,015	1,196,580	1,379,093	1,217,083	1,434,462
Long-term debt and advances	37,710	38,328	44,040	38,634	48,523
Interest bearing liabilities	1,085,424	1,126,045	1,320,481	1,144,480	1,386,740
Stockholders’ equity	53,229	81,029	130,250	75,679	159,434

Performance Ratios
Return on average assets	(2.16)%	(8.32)%	(14.14)%	(2.45)%	(6.46)%
Return on average equity	(51.22)	(136.16)	(170.44)	(43.52)	(67.30)
Yield on average earning assets (tax equivalent)	4.38	4.45	4.55	4.54	4.83
Cost of interest bearing liabilities	1.32	1.36	1.50	1.38	1.59
Net interest margin (tax equivalent)	3.19	3.23	3.20	3.31	3.40
Efficiency ratio	96.09	119.38	111.56	91.68	138.09

Loan Charge-off Data
Loans charged-off	$(5,008)	$(23,487)	$(22,816)	$(37,515)	$(44,646)
Recoveries	669	412	103	1,366	340
Net charge-offs	$(4,339)	$(23,075)	$(22,713)	$(36,149)	$(44,306)

Non-Accrual Loan Activity
Non-accrual loans at beginning of period	$88,632	$81,653	$59,132	$92,020	$59,799
Loans returned to accrual status	—	—	(123)	—	(7,792)
Net principal pay-downs	(3,576)	(5,768)	(5,918)	(18,668)	(15,838)
Charge-offs	(3,856)	(13,442)	(14,820)	(24,512)	(30,358)
Loans foreclosed and transferred to OREO	(1,998)	(3,339)	(7,516)	(24,409)	(24,549)
Loan collateral repossessed	—	—	—	—	(10)
Loans placed on non-accrual during the period	15,315	29,528	61,265	70,086	110,768
Non-accrual loans at end of period	$94,517	$88,632	$92,020	$94,517	$92,020

Other Real Estate Owned (OREO) Activity (Net of Allowance)
OREO at beginning of period	$48,837	$54,365	$44,933	$41,449	$67,635
Real estate acquired	1,997	3,405	10,685	33,528	41,917
Valuation adjustment write-downs	(2,064)	(4,260)	(4,172)	(7,154)	(34,874)
Proceeds from sales of properties	(4,908)	(4,140)	(8,657)	(22,481)	(25,990)
Loss on sales, net	(191)	(533)	(1,340)	(1,672)	(8,889)
Capital improvements	—	—	—	1	1,650
OREO at end of period	$43,671	$48,837	$41,449	$43,671	$41,449

PORTER BANCORP, INC.
Unaudited Financial Information
(in thousands, except share and per share data)

	As of	As of	As of
	12/31/12	9/30/12	12/31/11
Assets
Loans	$899,599	$952,021	$1,136,717
Loan loss reserve	(56,680)	(54,019)	(52,579)
Net loans	842,919	898,002	1,084,138
Securities available for sale	178,476	198,148	158,833
Federal funds sold & interest bearing deposits	41,161	69,928	92,034
Cash and due from financial institutions	8,411	11,854	13,928
Premises and equipment	20,805	20,955	21,541
Other real estate owned	43,671	48,837	41,449
Deferred tax assets	—	—	—
Accrued interest receivable and other assets	27,188	38,317	43,501
Total Assets	$1,162,631	$1,286,041	$1,455,424

Liabilities and Equity
Certificates of deposit	$760,573	$882,303	$1,024,333
Interest checking	87,234	80,524	87,653
Money market	63,715	63,594	64,302
Savings	39,227	39,703	36,357
Total interest bearing deposits	950,749	1,066,124	1,212,645
Demand deposits	114,310	111,403	111,118
Total deposits	1,065,059	1,177,527	1,323,763
Federal funds purchased & repurchase agreements	2,634	2,403	1,738
FHLB advances	5,604	5,960	7,116
Junior subordinated debentures	31,975	32,200	32,650
Accrued interest payable and other liabilities	10,169	12,967	7,628
Total liabilities	1,115,441	1,231,057	1,372,895
Stockholders’ equity	47,190	54,984	82,529
Total Liabilities and Stockholders’ Equity	$1,162,631	$1,286,041	$1,455,424

Ending shares outstanding	12,002,421	12,007,127	11,824,472
Book value per common share	$0.74	$1.39	$3.74
Tangible book value per common share	0.58	1.22	3.54

Asset Quality Data
Loan 90 days or more past due still on accrual	$86	$1,486	$1,350
Non-accrual loans	94,517	88,632	92,020
Total non-performing loans	94,603	90,118	93,370
Real estate acquired through foreclosures	43,671	48,837	41,449
Other repossessed assets	—	5	5
Total non-performing assets	$138,274	$138,960	$134,824
Non-performing loans to total loans	10.52%	9.47%	8.22%
Non-performing assets to total assets	11.89	10.81	9.26
Allowance for loan losses to non-performing loans	59.91	59.94	56.31
Allowance for loan losses to total loans	6.30	5.68	4.63

Risk-based Capital Ratios
Tier 1 leverage ratio	4.50%	5.00%	6.53%
Tier 1 risk-based capital ratio	6.46	7.03	9.23
Total risk-based capital ratio	9.81	10.01	11.22

FTE employees	278	291	291

CONTACT:
Porter Bancorp, Inc.
John T. Taylor, 502-499-4800
President